Exhibit 99

Marine Products Corporation

to Present at the

East Coast IDEAS Investor Conference

ATLANTA, June 11, 2019 - Marine Products Corporation (NYSE: MPX) announced today that it will present at the East Coast IDEAS Investor Conference in Boston on June 13, 2019. The presentation is scheduled to begin at 9:05am ET.

The presentation will provide a corporate overview, highlight the products that Marine Products Corporation provides and discuss the most recently published financial results. Management's remarks and presentation slides will be available in real time on Marine Products Corporation investor website, www.marineproductscorp.com and archived for a period of 90 days following the presentation.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo outboard sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com